 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 3, 2014

OVERTECH CORP.

(Exact name of registrant as specified in its charter)

NEVADA	000-55272	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Waiblingerstrasse 34 Stuttgart, Germany		70372
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		+49 157 894 69537

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 3, 2014, Overtech Corp. (the "Company" or "Overtech") entered into a Share Purchase Agreement (the "Share Purchase Agreement") among Overtech, its wholly-owned subsidiary, Medicus Homecare Inc. (the “Subsidiary”), Dr. Orhan Karahodza (the "Vendor"), Beatmungspflege 24 GmbH (the "GmbH") and Dr. Elmedina Adzemovic to acquire all of the issued and outstanding shares of the GmbH held by the Vendor. The GmbH was formed in February 2013 to acquire the businesses operated by Dr. Karahodza for several years.

The business of the GmbH is primarily the offering of medical in-home care services including ventilation for patients that suffer from debilitating diseases such as Amyotrophic Lateral Sclerosis (ALS), Muscular Dystrophy (MD), Guillain-Barre syndrome (GBS), and Chronic Obstructive Pulmonary Disease (COPD). Other services include Acute post-patient care, Respiration optimization and monitoring of long-term home respiration with nationwide care available within 24 hours for all respiration cases.

The GmbH currently operates in the Stuttgart area with 7 local checkpoints with plans to open additional checkpoints throughout all major Germany cities. The checkpoints are locations where nurses pick up medication, supplies and equipment prior to visiting the patients in their homes.

At the present time, the GmbH has 103 employees of which 80 are nurses responsible for maintenance and care of patients.

Ambulatory care services and nursing care is estimated to be a 27 billion EUR annual market in Germany. The German market for ambulatory care services is estimated to increase to 50 billion EUR by 2020.

For the year ended December 31, 2013 the GmbH reported unaudited revenues of approximately USD$5,500,000 and net income of approximately USD$1,900,000 giving net margins of approximately 34 percent.  (Readers are cautioned that these are unaudited numbers and audited numbers may differ significantly).

Under the terms of the Share Purchase Agreement, the Subsidiary, will acquire the GmbH for a consideration of USD$100. Concurrent with Closing of the acquisition, the Company's President, Dr. Elmedina Adzemovic, will transfer on closing 40,800,000 shares of Overtech held by her to the Vendor.

Following the Closing, Overtech intends to merge with the Subsidiary and change its name to Medicus Homecare Inc. Also upon closing, Dr. Karahodza will join Overtech's Board of Directors and be appointed its President, Secretary and Treasurer and Dr. Adzemovic will remain a director and the Chief Financial Officer of Overtech.

A finders fee payable by the issuance of 2,000,000 shares of Overtech will be paid by Overtech to Unternehmensberatung Best Ltd. on Closing.  The finders shares will be issued in reliance of the provisions of Regulation S of the Securities Act of 1933.

Closing is subject to a number of conditions, including customary due diligence and the delivery by the GmbH of the audited financial statements for the GmbH and its predecessor businesses required to be filed by Overtech with the SEC.

A copy of the Share Purchase Agreement is attached as an exhibit to this Current Report.

(d)

Exhibits

The following exhibits are either provided with this Current Report or are incorporated herein by reference:

Exhibit Number	Description of Exhibit
10.1	Share Purchase Agreement among Overtech Corp., its wholly-owned subsidiary, Medicus Homecare Inc., Dr. Orhan Karahodza, Beatmungspflege 24 GmbH and Dr. Elmedina Adzemovic.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERTECH CORP
Date: September 8, 2014
	By:	/s/ Dr. Elmedina Adzemovic
Dr. Elmedina Adzemovic, Chief Executive Officer, Chief Financial Officer President, Secretary, Treasurer & Director

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